UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

ARGONAUT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14950	95-4057601
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10101 Reunion Place, Suite 500 San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 321-8400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Argonaut Group, Inc. (the “Company”) has entered into agreements with certain of its executive officers, providing for the accelerated vesting of all unvested stock options and all restricted stock awards held by such executive officers, subject to specified conditions, as discussed in more detail below.

On March 14, 2007, the Company, PXRE Group Ltd. (“PXRE”), and PXMS Inc., a wholly-owned subsidiary of PXRE, entered into an agreement and plan of merger, pursuant to which PXMS Inc. will merge with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of PXRE, which will be known as Argo Group International Holdings, Ltd (“Argo Group”). The Merger, which is expected to close by August 31, 2007, is subject to regulatory approvals, approval by stockholders of both companies and other customary conditions.

On June 13, 2007, the Company, as authorized by the board of directors, entered into agreements (copies of which are attached hereto) with each of Mark E. Watson III, Gregory Vezzosi, Barbara C. Bufkin, Mark W. Haushill, Byron L. Leflore, Jr. and Charles W. Weaver (each of whom is an executive officer of the Company subject to Section 16(a) of the Securities Exchange Act of 1934), providing for the acceleration of the vesting on such date of all unvested stock options and all unvested restricted stock awards held by these executive officers. Pursuant to the agreements, in consideration for the acceleration of their unvested stock options and restricted stock awards, each executive officer agreed to subject a substantial portion of the common stock they own to a lockup restricting transfer of such stock for a period ending upon the earlier of June 13, 2010 (or, in the case of Mr. Weaver, the date of his retirement if earlier) and the occurrence of a “change in control,” as defined in such agreements. In addition, pursuant to the agreements, to the extent an executive officer does not exercise all of his or her outstanding stock options prior to the effective time of the Merger, each executive officer has agreed that he or she will not be indemnified by Argo Group for any additional tax liability incurred by the executive officer with respect to his or her unexercised options as a result of the Merger, as discussed below.

The following chart displays the number of restricted stock awards and stock options held by each executive officer for which vesting has been accelerated pursuant to the agreements:

Executive Officer	Accelerated Equity Grants
	Stock Options	Restricted Stock
Mark E. Watson III	105,500	291,259
Barbara C. Bufkin	18,000	12,394
Mark W. Haushill	6,575	12,903
Byron L. LeFlore, Jr.	15,000	13,262
Gregory Vezzosi	15,000	5,000
Chuck W. Weaver	15,000	3,316

The number of shares of common stock subject to the lockup for each executive officer is equal in value to 150% of the net after-tax value of their accelerated unvested grants at the close of the market on June 12, 2007. The following chart displays the number of shares of common stock that each executive officer agreed to subject to the lockup period, based on the closing market price of the shares of $30.84 on June 12, 2007:

Executive Officer	Number of Shares of Stock Subject to Lockup
Mark E. Watson III	320,384
Barbara C. Bufkin	15,250
Mark W. Haushill	12,958
Byron L. LeFlore, Jr.	15,966
Gregory Vezzosi	4,125
Chuck W. Weaver	7,761

To the extent an executive officer does not own sufficient shares of common stock at the time of the acceleration to satisfy his or her obligation under the lockup agreement, shares of common stock subsequently acquired by the executive officer through the exercise of his or her currently outstanding stock options will be added to the lockup until the obligation is satisfied. Shares of common stock subject to the lockup, while not subject to forfeiture, will remain subject to the restrictions on transfer regardless of whether the executive officer remains employed by the Company (or, following consummation of the Merger, by Argo Group) during his or her lockup period.

The board of directors believes that the agreements entered into with these executive officers will further the long-term incentive goals of the executive compensation programs pursuant to which the original equity grants to these executive officers were made and promote continued alignment of the economic interests of these executive officers with the Company’s stockholders following the Merger. In reaching this determination, the board of directors also took into consideration the possibility that the value of all outstanding stock options, vested and unvested, as well as the value of all unvested restricted stock, beneficially owned by each of these executive officers upon conversion to equivalent grants of Argo Group equity, could be subject to a 15% excise tax payable by each executive officer if Section 4985 of the Internal Revenue Code of 1986, as amended (the “Code”) applies to the Merger. Argo Group has an indemnification obligation to the executive officers in the event the executive officers incur additional tax liability solely as a result of the Merger. However, pursuant to each agreement, to the extent an executive officer does not exercise all of his or her vested stock options prior to the effective time of the Merger, and an excise tax under Section 4985 of the Code is levied on the vested and unexercised stock options held by the executive officer following the effective time of the Merger, Argo Group will not indemnify the executive officer for such tax liability in respect of such vested and unexercised stock options.

If Section 4985 of the Code applies to the Merger, the excise tax would not apply to the value of any grant for which all taxable income and gain has been recognized by the executive officers. The executive officers’ exercise of his or her stock options on or before the effective time of the Merger and the acceleration of the restricted stock awards described above will result in the recognition of a taxable event for each executive officer and the payment of any applicable taxes on income or gains associated with equity grants that otherwise would have remained unvested or unexercised at the time of Merger.

If the executive officers had not entered into the agreements and if the excise tax were to have been levied on all unvested or unexercised equity grants held by the executive officers following the effective time of the Merger, the indemnification obligation of Argo Group to such executive officers could have been as much as $9 million. As a result of the acceleration of the vesting of the outstanding equity awards held by the executive officers, and the agreement by each executive officer that to the extent that he or she does not exercise all of his or her vested stock options prior to the effective time of the merger that Argo Group will not have any indemnification obligation to such executive officer in respect of such vested and unexercised stock options, there will be no additional cash expense to Argonaut. However, the Company will incur approximately $10.2 million in non-cash compensation expense in the second quarter of 2007 that otherwise would have been incurred in future periods over the normal vesting periods of the accelerated stock options and restricted stock assuming all such options and restricted stock became vested over such periods.

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits.

Number	Description
10.1	Lockup Agreement with Mark E. Watson III, dated June 13, 2007.

10.2	Lockup Agreement with Barbara C. Bufkin, dated June 13, 2007.

10.3	Lockup Agreement with Mark W. Haushill, dated June 13, 2007.

10.4	Lockup Agreement with Byron L. Leflore, Jr., dated June 13, 2007.

10.5	Lockup Agreement with Gregory Vezzosi, dated June 13, 2007.

10.6	Lockup Agreement with Chuck W. Weaver, dated June 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007

ARGONAUT GROUP, INC.

By:	/s/ Craig S. Comeaux
Craig S. Comeaux
Vice President, Secretary and Deputy General Counsel